UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 11, 2017

CABELA’S INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32227	20-0486586
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Cabela Drive, Sidney, Nebraska 69160

(Address of Principal Executive Offices) (Zip Code)

(308) 254-5505

(Registrant’s telephone number, including area code)

Not applicable

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders of Cabela’s Incorporated, a Delaware corporation (the “Company”), was held on July 11, 2017 in Sidney, Nebraska (the “Special Meeting”). A total of 54,386,955 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), out of a total of 68,911,660 shares of Common Stock issued and outstanding and entitled to vote as of June 2, 2017 (the “Record Date”), were present in person or represented by proxy at the Special Meeting, and, therefore, a quorum was present. A summary of the voting results for the following proposals, each of which is described in detail in the Company’s definitive proxy statement, dated June 3, 2017 and first mailed to the Company’s stockholders on or about June 7, 2017, is set forth below:

Approval of the Merger and the Other Transactions Contemplated by the Merger Agreement

As previously disclosed, on October 3, 2016, the Company entered into an Agreement and Plan of Merger, by and among the Company, Bass Pro Group, LLC, a Delaware limited liability company (“Parent”), and Prairie Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Sub”), which was amended by the Amendment to Agreement and Plan of Merger, dated April 17, 2017 (and as further amended from time to time, the “Merger Agreement”). The Merger Agreement provides for Sub to merge with and into the Company, causing the Company to become a wholly owned subsidiary of Parent (the “Merger”).

At the Special Meeting, the Company’s stockholders voted upon and approved a proposal to adopt the Merger Agreement. Approximately 78% of the outstanding shares of Common Stock voted in favor of the proposal. The votes on this proposal were as follows:

Votes For	Votes Against	Votes Abstained
53,998,206	154,853	233,896

Advisory Vote on Named Executive Officer Merger-Related Compensation

At the Special Meeting, the Company’s stockholders voted upon and approved a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to the Company’s named executive officers and that is based on, or otherwise relates to, the Merger. Approximately 67% of the shares of Common Stock present in person or represented by proxy at the Special Meeting were voted in favor of the proposal. The votes on this proposal were as follows:

Votes For	Votes Against	Votes Abstained
36,674,937	16,408,791	1,303,227

Adjournment of the Special Meeting

Because stockholders holding at least a majority of the shares of Common Stock outstanding and entitled to vote approved the proposal to adopt the Merger Agreement, the vote was not called on the proposal to adjourn the Special Meeting from time to time to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the Merger Agreement if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement.

Item 8.01.	Other Events.

On July 11, 2017, the Company issued a press release announcing the results of the voting at the Special Meeting, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Cabela’s Incorporated dated July 11, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABELA’S INCORPORATED

July 12, 2017	By:	/s/ Ralph W. Castner
	Name:	Ralph W. Castner
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Cabela’s Incorporated dated July 11, 2017.